                                                                   EXHIBIT 10.13



                         MCDERMOTT INTERNATIONAL, INC.

              2001 DIRECTORS AND OFFICERS LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                     ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. McDermott International, Inc., a Panama corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the McDermott International, Inc. 2001 Directors and Officers Long-Term Incentive Plan (hereinafter referred to as this "Plan"), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares and Performance Units (each as hereinafter defined).

     Subject to approval by the Company's stockholders, this Plan shall become effective as of August 10, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 OBJECTIVES. This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

     1.3 DURATION OF THE PLAN. This Plan shall commence on the Effective Date, as described in Section 1.1. hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan's provisions. In no event may an Award (as hereinafter defined) be granted under this Plan on or after August 10, 2011.

                                   ARTICLE 2

                                  DEFINITIONS

     As used in this Plan, the following terms shall have the respective meanings set forth below:

     2.1 "AWARD" means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Unit, Performance Share or Performance Unit.

     2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

     2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.5  "CHANGE IN CONTROL" means:

          (a) Any person (other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities;

          (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of the Company, and any new Director of the Company (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clauses (a) or (c) of this Section 2.5) whose election by the Company's Board or nomination for election by the stockholders of the Company, was approved by a vote of at least two-thirds (2/3) of the Directors of the Company's Board, then still in office who either were Directors thereof at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

          (c) The shareholders of the Company approve: a) a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto, continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or b) the shareholders of the Company approve a plan of complete liquidation of the Company, or c) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (d) Such other circumstances as may be deemed by the Board in its sole discretion to constitute a change in control of the Company.

However, in no event shall a "Change in Control" be deemed to have occurred with respect to a Participant if the Participant is part of the purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "COMMITTEE" means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 herein.

     2.8 "COMPANY" means McDermott International, Inc., a Panama corporation, and, except where the context otherwise indicates, shall include the Company's Subsidiaries, as well as any successor to any of such entities as provided in
Article 18 herein.

     2.9 "CONSULTANT" means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     2.10 "DEFERRED STOCK UNIT" or "DSU" means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the Award Agreement.

     2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under this Plan.

     2.12 "DISABILITY" in the case of an Employee, shall have the meaning ascribed to such term in the Participant's governing long-term disability plan and, in the case of a Director or Consultant, shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee who are qualified to provide professional medical advice.

     2.13  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14 "EMPLOYEE" means any person who is employed by the Company on a full time basis.

     2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.17  "FAIR MARKET VALUE" of a Share shall mean, as of a particular date,
(a) if Shares are listed on a national securities exchange, the mean between the highest and lowest sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if Shares are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per Share reported by the Nasdaq National Market on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (c) if no Shares are so listed or quoted, the mean between the closing bid and asked price for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (d) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

     2.18 "FISCAL YEAR" means the year commencing January 1 and ending December 31.

     2.19 "INCENTIVE STOCK OPTION" or "ISO" means an Option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

     2.20 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an award is one of the group of "covered employees" as defined in Section 162(m) of the Code and regulations promulgated thereunder or any successor statute.

     2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not an Incentive Stock Option.

     2.22 "OFFICER" means an Employee of the Company included in the definition of "Officer" under Section 16 of the Exchange Act and rules promulgated thereunder or such other Employees who are designated as "Officers" by the Board.

     2.23  "OPTION" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.24 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.25 "PARTICIPANT" means an eligible Officer, Director, Consultant or key Employee who has been selected for participation in the Plan in accordance with
Section 5.2.

     2.26 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the deductibility limitations of Code Section 162(m).

     2.27 "PERFORMANCE PERIOD" means, with respect to a Performance-Based Award, the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

     2.28 "PERFORMANCE SHARE" means an Award designated as such and granted to an Employee, as described in Article 9 herein.

     2.29 "PERFORMANCE UNIT" means an Award designated as such and granted to an Employee, as described in Article 9 herein.

     2.30 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), and/or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.31 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a "group" (as that term is used in Section 13(d)(3) thereof).

     2.32 "RESTRICTED STOCK" means an Award designated as such and granted to a Participant pursuant to Article 8 herein.

     2.33 "RETIREMENT" shall have the meaning ascribed to such term in the Participant's governing retirement plan.

     2.34 "SHARES" means the common stock, par value $1.00 per share, of the Company.

     2.35 "STOCK APPRECIATION RIGHT" or "SAR" means an Award designated as an SAR and granted to a Participant pursuant to the terms of Article 7 herein.

     2.36 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in this plan.

     2.37 "VESTING PERIOD" means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 THE COMMITTEE. This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Amended and Restated By-laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power to select Officers, Directors, Consultants and key Employees who shall participate in this Plan, determine the sizes and types of Awards, and determine the terms and conditions of Awards in a manner consistent with this Plan. The Committee may, in its discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

     3.3 DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

     3.4 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

                                   ARTICLE 4

                          SHARES SUBJECT TO THIS PLAN

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS OF AWARDS. Subject to adjustment as provided in Section 4.3 herein, there is hereby reserved for issuance of Awards under this Plan three million (3,000,000) Shares. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, shall immediately become available for the granting of Awards under this Plan. Additionally, Shares approved pursuant to the 1987 Long-Term Incentive Compensation Program, the 1992 Officer Stock Incentive Program, the 1996 Officer Long Term Incentive Plan or the 1997 Directors Stock Plan which, as of the Effective Date of this Plan, have not been awarded, or are canceled, terminated, forfeited, expire unexercised, are settled in cash in lieu of Shares, or are exchanged for a consideration that does not involve Shares will again immediately become available for Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

     The maximum number of Shares which may be awarded pursuant to grants in the form of Restricted Stock, Deferred Stock Units and Performance Shares shall be an amount, in the aggregate, equal to thirty percent (30%) of the total number of Shares reserved for issuance under this Plan.

     4.2 LIMITS ON GRANTS IN ANY FISCAL YEAR. The following rules ("Award Limitations") shall apply to grants of Awards under this Plan:

          (a) OPTIONS. The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be four hundred thousand (400,000).

          (b) SARS. The maximum aggregate number of share equivalents reflected in Awards that may be granted in the form of SARs in any one Fiscal Year to any one Participant shall be four hundred thousand (400,000).

          (c) RESTRICTED STOCK AND DEFERRED STOCK UNITS AND PERFORMANCE SHARES. The maximum aggregate number of Shares issued as Awards of Restricted Stock, DSUs and Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be two hundred thousand (200,000).

          (d) PERFORMANCE UNITS. The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year that may be made to any one Participant shall be two million dollars ($2,000,000), with such cash value determined as of the date of each grant.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to (a) issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment,
(b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction, (c) provide for the acceleration of the vesting and exercisability of Options and SARs and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof or (d) cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Officers, Directors, key Employees and Consultants, as determined in the sole discretion of the Committee.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, key Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

                                   ARTICLE 6

                                    OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

     6.2 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

     6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of
Section 4.3, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3, no repricing of Options awarded under this Plan shall be permitted.

     6.4 DURATION OF OPTIONS. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 EXERCISE OF OPTIONS. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the prescribed manner, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares issuable on such exercise.

     The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash, (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender), (c) by a combination of (a) and (b), or
(d) any other method approved by the Committee, in its sole discretion, at the time of grant and as set forth in the Award Agreement.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options issued pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

     6.9  TRANSFERABILITY OF OPTIONS.

          (a) INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

     Any attempted assignment of an Option in violation of this Section 6.9 shall be null and void.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted.

     7.2 EXERCISE OF SARS. SARs may be exercised upon whatever terms and conditions that the Committee, in its sole discretion, imposes.

     7.3 SAR AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.4 TERM OF SARS. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided, however, that an SAR shall not be exercisable later than the tenth (10th) anniversary date of its grant.

     7.5 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.6 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an SAR Award, need not be uniform among all SARs issued pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

     7.7 TRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations as defined by the Code or Title I of ERISA, or the rules thereunder.

     Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. Any attempted assignment of an SAR in violation of this Section 7.7 shall be null and void.

                                   ARTICLE 8

                                RESTRICTED STOCK

     8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2 RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3 TRANSFERABILITY. Except as provided in the Participant's Award Agreement and/or this Article 8, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in an Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 8.3 shall be null and void.

     8.4 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     8.5 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.

     8.6 VOTING RIGHTS. To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.7 DIVIDENDS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

     8.8 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant's employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock issued pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

                                   ARTICLE 9

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, Performance Units, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares which will be paid out to the Participant.

     9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payment of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares to a Participant shall be as determined by the Committee and as evidenced in an Award Agreement entered into with that Participant. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

     9.5 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP. Each Award Agreement providing for a Performance Unit/Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Units/Shares following termination of the Participant's employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Performance Units/Shares or Cash-Based Awards issued pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

     9.6 TRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights with respect to Performance Units/Shares granted to that Participant under this Plan shall be exercisable during the Participant's lifetime only by the Participant. Any attempted assignment of Performance Units/Shares in violation of this Section 9.6 shall be null and void.

     9.7 DIVIDENDS. At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.7 herein, as determined by the Committee.

                                   ARTICLE 10

                              DEFERRED STOCK UNITS

     10.1 GRANT OF DSUS. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant DSUs to eligible Participants in such amounts as the Committee shall determine.

     10.2 DSU AWARD AGREEMENT. Each DSU grant to a Participant shall be evidenced by a DSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of DSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

     10.3 TRANSFERABILITY. Except as provided in a Participant's Award Agreement, DSUs granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights with respect to a DSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of a DSU Award in violation of this Section 10.3 shall be null and void.

     10.4 FORM AND TIMING OF DELIVERY. If a Participant's DSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the DSU Award, calculated as of the last day of the Vesting Period, shall be made in a single lump-sum payment as soon as administratively practicable thereafter. If a Participant's DSU Award Agreement provides for payment in Shares, the Shares underlying the DSU Award shall be delivered to the Participant as soon as administratively practicable thereafter. Such delivered Shares shall be freely transferable by the Participant.

     10.5 VOTING RIGHTS AND DIVIDENDS. During the applicable Vesting Period, Participants holding DSUs shall not have voting rights with respect to the Shares underlying such DSUs. During the applicable Vesting Period, Participants holding DSUs granted hereunder may be credited with dividend equivalents, in the form of cash or additional DSUs, if a regular cash dividend is paid with respect to the underlying Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee.

Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the DSUs with respect to which the dividend equivalents are paid.

     10.6 TERMINATION OF EMPLOYMENT, SERVICE OR DIRECTORSHIP. Each DSU Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested DSUs following termination of the Participant's employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to DSUs, need not be uniform among all DSUs issued pursuant to this Article 10 and may reflect distinctions based on the reasons for termination.

                                   ARTICLE 11

                              PERFORMANCE MEASURES

     11.1 PERFORMANCE MEASURES. Unless and until the Committee proposes and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

          (a) Cash Flow;

          (b) Cash Flow Return on Capital;

          (c) Cash Flow Return on Assets;

          (d) Cash Flow Return on Equity;

          (e) Net Income;

          (f) Return on Capital;

          (g) Return on Assets;

          (h) Return on Equity;

          (i) Share Price;

          (j) Earnings Per Share;

          (k) Earnings Before Interest and Taxes;

          (l) Earnings Before Interest, Taxes, Depreciation and Amortization;
     and

          (m) Total Return to Shareholders.

     Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, group or division basis or in comparison to one or more peer group companies or indices, and may include or exclude specified extraordinary items as defined by the Company's auditors.

     11.2 ADJUSTMENTS. The Committee shall have the discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted upwards on a discretionary basis. The Committee shall retain the discretion to adjust such Awards downward.

     11.3 COMPLIANCE WITH CODE SECTION 162(M). In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Named Executive Officers which shall not qualify for the Performance-

Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and regulations issued thereunder.

                                   ARTICLE 12

                            BENEFICIARY DESIGNATION

     Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 13

                                   DEFERRALS

     The Committee may, in its discretion, (a) permit selected Participants to elect to defer payment of some or all types of Awards in accordance with the procedures established by the Committee or (b) provide for the deferral of an Award in an Award Agreement or otherwise. Any deferred payment, whether elected by the Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

                                   ARTICLE 14

                 RIGHTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS

     14.1 EMPLOYMENT OR SERVICE. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

     14.2 NO CONTRACT OF EMPLOYMENT. Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 16 herein, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

     14.3 TRANSFERS BETWEEN PARTICIPATING ENTITIES. For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

                                   ARTICLE 15

                               CHANGE IN CONTROL

     The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Awards granted pursuant to the Plan.

                                   ARTICLE 16

                    AMENDMENT, MODIFICATION, AND TERMINATION

     16.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided however that shareholder approval shall be required for any amendment that materially alters the terms of the Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

     16.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

                                   ARTICLE 17

                                  WITHHOLDING

     The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value when the tax withholding is required to be made.

                                   ARTICLE 18

                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board or an officer of the Company to whom the Committee has delegated authority in Article 3 shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification, and (b) against and from any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company's approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

     The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Amended and Restated By-laws (each, as amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 19

                                   SUCCESSORS

     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other transaction, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 20

                               GENERAL PROVISIONS

     20.1 RESTRICTIONS AND LEGENDS. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied, based on the advice of its counsel, that such issuance will be in compliance with applicable U.S. federal and state securities laws. Certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. In addition to any other legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     20.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     20.3 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.4 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.5 UNCERTIFICATED SHARES. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

     20.6 UNFUNDED PLAN. Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

     20.7 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     20.8 GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Louisiana.